BOSTON SCIENTIFIC ANNOUNCES THIRD QUARTER 2012 RESULTS

Natick, MA (October 18, 2012) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $1.735 billion and adjusted earnings per share of $0.16 for the third quarter ended September 30, 2012. The company reported a GAAP loss of $0.52 per share, lower than previous guidance due primarily to the impact of an estimated $809 million (pre and post-tax) goodwill impairment charge associated with the company's U.S. Cardiac Rhythm Management (CRM) reporting unit.

Third quarter results and recent developments:

•	Reported sales of $1.735 billion, a decline of 7 percent on a reported basis and 5 percent on a constant currency basis excluding divested businesses, at the lower end of the company's guidance.

•	Delivered adjusted EPS of $0.16, at the higher end of the company's adjusted EPS guidance range of $0.14 to $0.17.

•	Generated strong operating cash flow of $271 million.

•
Repurchased approximately 46 million shares under the 2011 share repurchase authorization, bringing the total shares repurchased to 169 million shares, or 11 percent of shares outstanding, during the past 18 months.

•	The company received two significant regulatory approvals:

◦	Early U.S. Food and Drug Administration regulatory approval of the S-ICD® System, the world's first and only commercially available subcutaneous implantable defibrillator.

◦	CE Mark approval of the Vercise™ Deep Brain Stimulation (DBS) System for the treatment of Parkinson's disease, entering a new therapeutic category.

•	The company made two strategic acquisitions:

◦	BridgePoint Medical, Inc., which develops a proprietary, catheter-based system to treat coronary chronic total occlusions.

◦	Rhythmia Medical, Inc., which develops a next-generation mapping and navigation solutions for use in electrophysiology procedures.

“Despite increased competition and on-going market challenges in our cardiology businesses, we continue to deliver on our adjusted earnings and free cash flow and saw encouraging year over year performance in nearly all of our other businesses,” said Hank Kucheman, chief executive officer, Boston Scientific. “We remain focused on executing our strategy to drive this organization back to revenue growth, as evidenced by recent regulatory approvals and acquisitions, and continued progress on our cost optimization initiatives.”

Third Quarter 2012

Sales for the third quarter of 2012 were $1.735 billion, compared to sales of $1.874 billion for the third quarter of 2011, a decrease of 7 percent. Excluding the impact of foreign currency and sales from divested businesses, sales decreased 5 percent compared to the prior period.

Worldwide sales for the third quarter - on a constant currency and as reported basis - were as follows:

			Change
	Three Months Ended		As Reported	Constant
	September 30,		Currency	Currency
in millions	2012	2011	Basis	Basis

Interventional Cardiology	$494	$613	(20)%	(17)%

Cardiac Rhythm Management	462	503	(8)%	(6)%

Endoscopy	310	298	4%	7%

Peripheral Interventions	189	182	4%	7%

Urology/Women's Health	125	124	—%	1%

Neuromodulation	88	84	5%	5%

Electrophysiology	35	36	(2)%	—%

Subtotal Core Businesses	1,703	1,840	(7)%	(5)%

Divested Businesses	32	34	N/A	N/A

Worldwide	$1,735	$1,874	(7)%	(5)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

During the third quarter, the Company recorded a non-cash $809 million (pre and post-tax) estimated goodwill impairment charge associated with its U.S. CRM reporting unit, primarily driven by the reduction in the estimated size of the U.S. CRM market and related adjustments to the business, and other competitive factors, which led to lower projected U.S. CRM results compared to prior forecasts. As a result, GAAP EPS for the third quarter of 2012 was below previous guidance, and the company's updated full year GAAP EPS guidance reflects this charge. The amount of the goodwill impairment charge is subject to finalization and is expected to be in a range of $700 million to $900 million.

On a GAAP basis, net loss for the third quarter of 2012 was $725 million, or a loss of $0.52 per share.  These results included goodwill and other intangible asset impairment charges, acquisition- and divestiture-related net credits, restructuring- and litigation-related charges, discrete tax items and amortization expense, of $946 million, or $0.68 per share.  Adjusted net income for the third quarter of 2012, excluding these charges, was $221 million, or $0.16 per share.

On a GAAP basis, net income for the third quarter of 2011 was 142 million, or $0.09 per share. Reported results included an intangible asset impairment charge, acquisition-related charges, divestiture-related net credits, restructuring-related charges, discrete tax benefits and amortization expense, of $81 million, or $0.06 per share. Adjusted net income for the third quarter of 2011, excluding these charges, was $223 million, or $0.15 per share.

Guidance for Fourth Quarter and Full Year 2012

The company estimates sales for the fourth quarter of 2012 in a range of $1.740 billion to $1.815 billion. The company estimates earnings on a GAAP basis in a range of $0.06 to $0.09 per share. Adjusted earnings, excluding acquisition- and restructuring-related charges and amortization expense are estimated in a range of $0.15 to $0.18 per share.

The company estimates sales for the full year 2012 in a range of $7.168 billion to $7.243 billion. The company estimates losses on a GAAP basis in a range of $2.89 to $2.86 per share. Adjusted earnings, excluding goodwill and other intangible asset impairment charges, acquisition- and divestiture-related net credits, restructuring- and litigation-related charges, discrete tax items, and amortization expense are estimated in a range of $0.63 to $0.66 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (EDT). The company will webcast the call through the Investor Relations section of its website at www.bostonscientific.com/investors. Details about how to access the webcast are available on the website. The webcast will be available for approximately one year following the conference call.

About Boston Scientific
Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP earnings/losses and adjusted earnings for the fourth quarter and full year 2012; the write-down of our goodwill and other asset impairments; our financial performance; markets for our products and our market share; our cost-savings and growth initiatives; and our positioning for revenue growth.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products, including for our U.S. CRM business; expected pricing environment; expected procedural volumes; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the finalization of our estimated goodwill impairment charge; the execution and effect of our business strategy, including our cost-savings and growth initiatives;

and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information

A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:	Steven Campanini
508-652-5740 (office)
Media Relations
Boston Scientific Corporation
steven.campanini@bsci.com

Denise Kaigler
508-650-8330 (office)
Media Relations
Boston Scientific Corporation
denise.kaigler@bsci.com

Michael Campbell
508-650-8023 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
in millions, except per share data	2012	2011	2012	2011

Net sales	$1,735	$1,874	$5,428	$5,774
Cost of products sold	558	680	1,767	1,999
Gross profit	1,177	1,194	3,661	3,775

Operating expenses:
Selling, general and administrative expenses	589	629	1,895	1,866
Research and development expenses	220	229	648	665
Royalty expense	29	36	125	140
Amortization expense	99	97	294	325
Goodwill impairment charges	809		4,411	697
Intangible asset impairment charges	13	9	142	21
Contingent consideration expense (benefit)	(20)	6	(9)	18
Restructuring charges	54	22	93	77
Litigation-related charges	50		119
Gain on divestiture	(11)	(8)	(11)	(768)
	1,832	1,020	7,707	3,041
Operating (loss) income	(655)	174	(4,046)	734

Other (expense) income:
Interest expense	(65)	(62)	(197)	(210)
Other, net	(4)	(1)	23	18
(Loss) income before income taxes	(724)	111	(4,220)	542
Income tax (benefit) expense	1	(31)	(30)	208
Net (loss) income	$(725)	$142	$(4,190)	$334

Net (loss) income per common share - basic	$(0.52)	$0.09	$(2.95)	$0.22
Net (loss) income per common share - assuming dilution	$(0.52)	$0.09	$(2.95)	$0.22

Weighted-average shares outstanding
Basic	1,392.5	1,514.4	1,420.3	1,523.1
Assuming dilution	1,392.5	1,524.0	1,420.3	1,532.0

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 30,	December 31,
in millions, except share and per share data	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$352	$267
Trade accounts receivable, net	1,197	1,246
Inventories	911	931
Deferred income taxes	483	458
Prepaid expenses and other current assets	230	203
Total current assets	3,173	3,105

Property, plant and equipment, net	1,624	1,670
Goodwill	5,663	9,761
Other intangible assets, net	6,154	6,473
Other long-term assets	223	281
	$16,837	$21,290

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$3	$4
Accounts payable	228	203
Accrued expenses	1,325	1,327
Other current liabilities	204	273
Total current liabilities	1,760	1,807

Long-term debt	4,252	4,257
Deferred income taxes	1,760	1,865
Other long-term liabilities	2,298	2,008

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000
shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000
shares, issued 1,541,569,188 shares as of September 30,
2012 and 1,531,006,390 shares as of December 31, 2011	15	15
Treasury stock, at cost - 168,697,617 shares as of September 30,
2012 and 81,950,716 shares as of December 31, 2011	(992)	(492)
Additional paid-in capital	16,427	16,349
Accumulated deficit	(8,571)	(4,381)
Other stockholders' deficit	(112)	(138)
Total stockholders' equity	6,767	11,353
	$16,837	$21,290

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended September 30,
	2012			2011
	Net	Impact			Impact
	(loss)	per diluted		Net	per diluted
in millions, except per share data	income	share		income	share
GAAP net (loss) income	$(725)	$(0.52)		$142	$0.09
Non-GAAP adjustments:
Goodwill impairment charge	809	0.58	*
Intangible asset impairment charges	10	0.01	*	7	0.01
Acquisition-related net (credits) charges	(20)	(0.01)	*	7	0.01
Divestiture-related net credits	(8)	(0.01)	*	(5)	0.00
Restructuring-related charges	39	0.03	*	19	0.01
Litigation-related charges	32	0.02	*
Discrete tax items	1	—	*	(25)	(0.02)
Amortization expense	83	0.06	*	78	0.05
Adjusted net income	$221	$0.16		$223	$0.15

* Assumes dilution of 6.8 million shares for the three months ended September 30, 2012 for all or a portion of these non-GAAP adjustments.

	Nine Months Ended September 30,
	2012			2011
	Net	Impact			Impact
	(loss)	per diluted		Net	per diluted
in millions, except per share data	income	share		income	share
GAAP net (loss) income	$(4,190)	$(2.95)		$334	$0.22
Non-GAAP adjustments:
Goodwill impairment charges	4,389	3.09	*	697	0.45
Intangible asset impairment charges	119	0.09	*	16	0.01
Acquisition-related net credits	(30)	(0.02)	*	(17)	(0.01)
Divestiture-related net credits	(5)	—	*	(533)	(0.35)
Restructuring-related charges	76	0.05	*	75	0.05
Litigation-related charges	72	0.05	*
Discrete tax items	1	—	*	(21)	(0.01)
Amortization expense	248	0.17	*	271	0.18
Adjusted net income	$680	$0.48		$822	$0.54

* Assumes dilution of 7.2 million shares for the nine months ended September 30, 2012 for all or a portion of these non-GAAP adjustments.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended		Nine Months Ended
in millions	September 30,		September 30,
	2012	2011	2012	2011
Goodwill impairment charges:
Goodwill impairment charges	$809		$4,411	$697
Income tax benefit (a)			(22)
Goodwill impairment charges, net of tax	$809		$4,389	$697

Intangible asset impairment charges:
Intangible asset impairment charges	$13	$9	$142	$21
Income tax benefit (a)	(3)	(2)	(23)	(5)
Intangible asset impairment charges, net of tax	$10	$7	$119	$16

Acquisition-related net (credits) charges:
Contingent consideration (benefit) expense	$(20)	$6	$(9)	$18
Acquisition-related costs (b)		1	7	3
Inventory step-up adjustment (c)		1		2
Gain on previously held investments (d)			(39)	(38)
	(20)	8	(41)	(15)
Income tax (expense) benefit (a)		(1)	11	(2)
Acquisition-related net (credits) charges, net of tax	$(20)	$7	$(30)	$(17)

Divestiture-related net credits:
Gain on divestiture	$(11)	$(8)	$(11)	$(768)
Divestiture-related costs (c)	$1	$1	$4	4
	(10)	(7)	(7)	(764)
Income tax expense (a)	2	2	2	231
Divestiture-related net credits, net of tax	$(8)	$(5)	$(5)	$(533)

Restructuring-related charges:
Restructuring charges	$54	$22	$93	$77
Restructuring-related charges (e)	4	7	15	32
	58	29	108	109
Income tax benefit (a)	(19)	(10)	(32)	(34)
Restructuring-related charges, net of tax	$39	$19	$76	$75

Litigation-related net charges:
Litigation-related net charges	$50		$119
Income tax benefit (a)	(18)		(47)
Litigation-related net charges, net of tax	$32		$72

Discrete tax items:
Income tax expense (benefit) (a)	1	(25)	$1	$(21)

Amortization expense:
Amortization expense	$99	$97	$294	$325
Income tax benefit (a)	(16)	(19)	(46)	(54)
Amortization expense, net of tax	$83	$78	$248	$271

(a)
Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b)	Recorded to selling, general and administrative expenses.

(c)	Recorded to cost of products sold.

(d)	Recorded to other, net.

(e)
In the third quarter of 2012, recorded $1 million to cost of products sold and $3 million to selling, general and administrative expenses. In the third quarter of 2011, recorded $7 million to cost of products sold. In the first nine months of 2012, recorded $7 million to cost of products sold and $8 million to selling, general and administrative expenses. In the first nine months of 2011, recorded $28 million to cost of products sold and $4 million to selling, general and administrative expenses.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

				Change
	Three Months Ended			As Reported	Constant
	September 30,			Currency	Currency
in millions	2012	2011		Basis	Basis
		(restated)	*

United States	$907	$990		(8)%	(8)%

EMEA	355	411		(14)%	(5)%
Japan	222	235		(6)%	(5)%
Inter-Continental	219	204		7%	12%
International	796	850		(6)%	(1)%

Subtotal Core Businesses	1,703	1,840		(7)%	(5)%

Divested Businesses	32	34		N/A	N/A

Worldwide	$1,735	$1,874		(7)%	(5)%

			Change
	Three Months Ended		As Reported	Constant
	September 30,		Currency	Currency
in millions	2012	2011	Basis	Basis

Interventional Cardiology	$494	$613	(20)%	(17)%

Cardiac Rhythm Management	462	503	(8)%	(6)%

Endoscopy	310	298	4%	7%

Peripheral Interventions	189	182	4%	7%

Urology/Women's Health	125	124	—%	1%

Neuromodulation	88	84	5%	5%

Electrophysiology	35	36	(2)%	—%

Subtotal Core Businesses	1,703	1,840	(7)%	(5)%

Divested Businesses	32	34	N/A	N/A

Worldwide	$1,735	$1,874	(7)%	(5)%

* We have restated prior year regional detail to conform to current year presentation.

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

				Change
	Nine Months Ended			As Reported	Constant
	September 30,			Currency	Currency
in millions	2012	2011		Basis	Basis
		(restated)	*

United States	$2,833	$3,054		(7)%	(7)%

EMEA	1,172	1,311		(11)%	(3)%
Japan	695	705		(1)%	(3)%
Inter-Continental	637	593		7%	11%
International	2,504	2,609		(4)%	—%

Subtotal Core Businesses	5,337	5,663		(6)%	(4)%

Divested Businesses	91	111		N/A	N/A

Worldwide	$5,428	$5,774		(6)%	(4)%

			Change
	Nine Months Ended		As Reported	Constant
	September 30,		Currency	Currency
in millions	2012	2011	Basis	Basis

Interventional Cardiology	$1,646	$1,901	(13)%	(11)%

Cardiac Rhythm Management	1,451	1,606	(10)%	(8)%

Endoscopy	922	883	4%	6%

Peripheral Interventions	575	547	5%	7%

Urology/Women's Health	371	371	—%	—%

Neuromodulation	263	245	7%	8%

Electrophysiology	109	110	(1)%	—%

Subtotal Core Businesses	5,337	5,663	(6)%	(4)%

Divested Businesses	91	111	N/A	N/A

Worldwide	$5,428	$5,774	(6)%	(4)%

* We have restated prior year regional detail to conform to current year presentation.

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q3 2012 Net Sales as compared to Q3 2011
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

United States	$(83)	$(83)

EMEA	(56)	(20)	$(36)
Japan	(13)	(9)	(4)
Inter-Continental	15	22	(7)
International	(54)	(7)	(47)

Subtotal Core Businesses	(137)	(90)	(47)

Divested Businesses	(2)	(2)	—

Worldwide	$(139)	$(92)	$(47)

	Q3 2012 Net Sales as compared to Q3 2011
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

Interventional Cardiology	$(119)	$(99)	$(20)

Cardiac Rhythm Management	(41)	(29)	(12)

Endoscopy	12	20	(8)

Peripheral Interventions	7	13	(6)

Urology/Women's Health	1	2	(1)

Neuromodulation	4	4

Electrophysiology	(1)	(1)

Subtotal Core Businesses	(137)	(90)	(47)

Divested Businesses	(2)	(2)

Worldwide	$(139)	$(92)	$(47)

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q3 2012 YTD Net Sales as compared to Q3 2011 YTD
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

United States	$(221)	$(221)

EMEA	(139)	(44)	$(95)
Japan	(10)	(17)	7
Inter-Continental	44	60	(16)
International	(105)	(1)	(104)

Subtotal Core Businesses	(326)	(222)	(104)

Divested Businesses	(20)	(19)	(1)

Worldwide	$(346)	$(241)	$(105)

	Q3 2012 YTD Net Sales as compared to Q3 2011 YTD
	Change		Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
in millions	Basis	Basis	Currency

Interventional Cardiology	$(255)	$(213)	$(42)

Cardiac Rhythm Management	(155)	(124)	(31)

Endoscopy	39	55	(16)

Peripheral Interventions	28	39	(11)

Urology/Women's Health		2	(2)

Neuromodulation	18	19	(1)

Electrophysiology	(1)		(1)

Subtotal Core Businesses	(326)	(222)	(104)

Divested Businesses	(20)	(19)	(1)

Worldwide	$(346)	$(241)	$(105)

An explanation of the Company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT AND CORONARY STENT SYSTEM SALES
(Unaudited)

Three Months Ended September 30

in millions	U.S.		International		Worldwide
	Q3 2012	Q3 2011	Q3 2012	Q3 2011	Q3 2012	Q3 2011
Defibrillator systems	$205	$225	$122	$135	$327	$360
Pacemaker systems	68	71	67	72	135	143
Total CRM products	$273	$296	$189	$207	$462	$503

in millions	U.S.		International		Worldwide
	Q3 2012	Q3 2011	Q3 2012	Q3 2011	Q3 2012	Q3 2011
Drug-eluting stent systems	$123	$191	$160	$184	$283	$375
Bare-metal stent systems	6	7	15	20	21	27
Total coronary stent systems	$129	$198	$175	$204	$304	$402

Nine Months Ended September 30

in millions	U.S.		International		Worldwide
	YTD 2012	YTD 2011	YTD 2012	YTD 2011	YTD 2012	YTD 2011
Defibrillator systems	$655	$734	$395	$436	$1,050	$1,170
Pacemaker systems	194	216	207	220	401	436
Total CRM products	$849	$950	$602	$656	$1,451	$1,606

in millions	U.S.		International		Worldwide
	YTD 2012	YTD 2011	YTD 2012	YTD 2011	YTD 2012	YTD 2011
Drug-eluting stent systems	$439	$583	$525	$571	$964	$1,154
Bare-metal stent systems	19	24	47	62	66	86
Total coronary stent systems	$458	$607	$572	$633	$1,030	$1,240

BOSTON SCIENTIFIC CORPORATION
SUPPLEMENTAL NON-GAAP RECONCILIATIONS, CONT.
(Unaudited)

Q4 and Full Year 2012 EPS Guidance

	Q4 2012 Estimate		Full Year 2012 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.06	$0.09	$(2.89)	$(2.86)

Goodwill impairment charge			3.09	3.09
Other intangible asset impairment charges			0.09	0.09
Estimated acquisition-related net charges (credits)	0.01	0.01	(0.01)	(0.01)
Estimated divestiture-related net credits
Estimated litigation-related charges			0.05	0.05
Estimated restructuring-related charges (credits)	0.02	0.02	0.07	0.07
Estimated amortization expense	0.06	0.06	0.23	0.23
Estimated discrete tax items

Adjusted results	$0.15	$0.18	$0.63	$0.66

An explanation of the Company's use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific's consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this non-GAAP financial measure is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in the Company's business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of the Company's operating segments. The adjustments excluded from the Company's non-GAAP financial measures are consistent with those excluded from its operating segments' measures of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company's chief operating decision maker that are used to make operating decisions and assess performance.

The Company believes that presenting adjusted net income, adjusted net income per share and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific's results “through the eyes” of management. The Company further believes that providing this information assists Boston Scientific's investors in understanding the Company's operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three and nine months ended September 30, 2012 and 2011 and for the forecasted three month period ending December 31, 2012 and full year ending December 31, 2012, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

Goodwill and other intangible asset impairment charges - These amounts represent non-cash write-downs of the Company's goodwill balances attributable to its (a) U.S. Cardiac Rhythm Management reporting unit in the third quarter of 2012, (b) Europe/Middle East/Africa (EMEA) reporting unit recorded in the second quarter of 2012, and (c) U.S. Cardiac Rhythm Management reporting unit recorded in the first quarter of 2011 and non-cash write-downs of certain other intangible asset balances. Management removes the impact of non-cash impairment charges from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and invest in the Company's growth. Therefore, these charges are excluded from management's assessment of operating performance and are also excluded for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance, particularly in terms of liquidity.

Acquisition-related charges (credits) - These adjustments consist of (a) acquisition-related gains on previously held investments, (b) contingent consideration fair value adjustments, (c) due diligence, other fees and exit costs, and (d) inventory step-up adjustments. The acquisition-related gains on previously held investments are non-recurring benefits associated with acquisitions completed in the second quarter of 2012 and the first quarter of 2011. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees and exit costs include legal, tax, severance and other expenses associated with prior acquisitions that are not representative of on-going operations. The inventory step-up adjustment is a charge related to acquired inventory directly attributable to prior acquisitions and is not indicative of the Company's on-going operations, or on-going cost of products sold. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Divestiture-related charges (credits) - These amounts represent (a) gains resulting from business divestitures and (b) fees and separation costs associated with business divestitures. The Company completed the sale of its Neurovascular business in January 2011 and the resulting gains are not indicative of future operating performance and are not used by management to assess operating performance. Fees and separation costs represent those associated with the Company's divestiture of its Neurovascular business and are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Restructuring and restructuring-related costs - These adjustments represent primarily severance, costs to transfer production lines from one facility to another, and other direct costs associated with the Company's 2011 Restructuring plan, 2010 Restructuring plan and Plant Network Optimization program. These expenses are excluded by management in assessing the Company's operating performance, as well as from the Company's operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Litigation-related net charges - These adjustments include certain significant product liability and other litigation-related charges and credits. These amounts are excluded by management in assessing the Company's operating performance, as well as from the Company's operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods as a result of intangible asset impairment charges; acquisition-, divestiture-, restructuring- or litigation-related charges (credits). These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Amortization expense - Amortization expense is a non-cash charge and does not impact the Company's liquidity or compliance with the covenants included in its credit facility agreement. Management removes the impact of amortization from the Company's operating performance to assist in assessing the Company's cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company's ability to generate cash and invest in the Company's growth. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of the Company's current operating performance, particularly in terms of liquidity.

Regional and Divisional Revenue Growth Rates Excluding the Impact of Changes in Foreign Currency Exchange Rates

Changes in foreign currency exchange rates - The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. Accordingly, management excludes the impact of changes in foreign currency exchange rates for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

Adjusted net income, adjusted net income per share, adjusted free cash flow and regional and divisional revenue growth rates that exclude the impact of changes in foreign currency exchange rates are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than Boston Scientific does, which may limit the usefulness of those measures for comparative purposes.